EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the THERMOGENESIS CORP.1998 Employee Equity Incentive Plan of our report dated August 13, 1999 with respect to the financial statements and schedule of THERMOGENESIS CORP. included in its Annual Report (Form 10-K and Form 10-K/A-1) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                                   /S/ ERNST & YOUNG LLP

Sacramento, California
May 10, 2000